UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Ivy Funds
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ]	Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

[   ] 2023

Delaware Ivy Municipal Bond Fund	Delaware Ivy Crossover Credit Fund
Delaware Ivy Municipal High Income Fund	Delaware Ivy Limited-Term Bond Fund
Delaware Ivy California Municipal High Income Fund	Delaware Ivy Strategic Income Fund
Delaware Ivy Corporate Bond Fund	(each, an “Acquired Fund”)

Important information for advisors with clients invested in the above referenced funds

Your clients are investors or were investors as of the record date of April 10, 2023, in one or more of the above Acquired Funds. They are being asked to consider and approve a Plan of Reorganization (“Plan”) in which each Acquired Fund will be reorganized into a corresponding Delaware Fund with similar objectives and strategies. There is a Special Meeting of Shareholders (“Meeting”) to be held on June 27, 2023, where shareholders will vote on the Plan for each Acquired Fund. Shareholders as of the record date are entitled to notice of, and to vote, at the Meeting. Your clients should have received a proxy statement and proxy card(s) in the mail or a proxy communication by email.1 It is important that your clients exercise their right to vote on this initiative.
Please note that if shareholders approve the Plan, each Acquired Fund will have NO increase in total expense ratio.2
If you are contacted by your clients, please advise them that there are three ways in which they can cast their vote. The following instructions are also provided on their proxy card or in their proxy email communication:

•	Mail: Complete, sign, and date the proxy card and return it in the prepaid envelope.
•	Online: Go to proxyvotenow.com/del-ivy2023 and follow the instructions.
•	Phone: Call toll free 833 459-3558 and follow the voice prompts.

If you have authority to vote on behalf of your clients, please review the proxy statement and vote through your internal voting process. The proxy statement for the Meeting is available at https://proxyvotinginfo.com/p/delawareivy2023.

Lastly, we have hired Morrow Sodali Fund Solutions (“MSFS”), a proxy solicitation firm. Your clients may receive a phone call from an MSFS representative and additional mailings with proxy cards until they vote.

If you have any questions or need assistance regarding the Meeting, please contact MSFS at 833 459-3558.

1 Please see the email that you received on May 17, 2023, for further details about the Meeting and information your clients have received.
2 Class C shares of Delaware National High-Yield Municipal Bond Fund will have an increase of 0.02% of its total expense ratio.